Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Third Quarter 2014 Results

•    Third Quarter Revenues of $451.2 Million

•    Third Quarter Adjusted EPS of $0.63; Fully Diluted EPS of $0.55

•    Increases Full Year Adjusted EPS Guidance Range to Between $1.85 and $2.00

Washington, D.C., Oct. 30, 2014 – FTI Consulting, Inc. (NYSE: FCN) (the “Company”), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today released its financial results for the quarter ended September 30, 2014.

For the quarter, revenues increased 8.8 percent to $451.2 million compared to $414.6 million in the prior year quarter. Fully diluted earnings per share (“EPS”) were $0.55 compared to a fully diluted loss per share of ($1.29) in the prior year quarter. EPS for the current quarter included a special charge of $5.3 million, which includes the net cost of certain contractual arrangements for key executive officers who departed the business in the quarter. The special charge reduced EPS by $0.08. Loss per share in the prior year quarter included a goodwill impairment charge related to the Strategic Communications segment of $83.8 million and a special charge of $10.4 million. Adjusted EPS were $0.63 for the quarter compared to $0.72 in the prior year quarter. Adjusted EBITDA for the quarter was $63.4 million or 14.1 percent of revenues compared to $72.5 million or 17.5 percent of revenues in the prior year quarter.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting said, “Our third quarter performance was driven by very high demand from major clients in our Technology and Forensic and Litigation Consulting segments, supported by continued progress in Economic Consulting and Strategic Communications. These results, combined with a slower ramp up of investment spending, produced an outstanding quarter, which exceeded our expectations.”

Mr. Gunby continued, “More important, but much less visible, is our continuing work to deliver the vision for FTI outlined at our investor day in June. The investments we make in 2014 and through the balance of 2015 will continue to build a franchise to deliver sustainable earnings growth in 2016 and beyond.”

Third Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 6.4 percent to $100.0 million in the quarter compared to $94.0 million in the prior year quarter. The increase in revenues was driven by higher demand for the segment’s North America non-distressed service offerings and growth in the European transaction advisory and tax practices, which were partially offset by declines in global bankruptcy and restructuring engagements. Adjusted Segment EBITDA was $15.5 million or 15.5 percent of segment revenues compared to $19.4 million or 20.6 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower realized price associated with non-distressed work, declines in bankruptcy work and higher performance-based compensation.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 7.7 percent to $121.7 million in the quarter compared to $113.1 million in the prior year quarter. Revenues increased organically by 4.8 percent due to increased demand in the North America investigations practice and global construction solutions and disputes practices, which was partially offset by lower success fees and lower revenues in the segment’s health solutions practice. Adjusted Segment EBITDA was $22.3 million or 18.3 percent of segment revenues compared to $25.4 million or 22.4 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was the result of lower success fees, weaker performance in health solutions and higher performance-based compensation expense.

Economic Consulting

Revenues in the Economic Consulting segment increased 6.6 percent to $120.5 million in the quarter compared to $113.1 million in the prior year quarter with 1.1 percent of the increase from positive impacts of foreign currency translation. The remaining increase in revenues was due to higher demand for mergers and acquisition (“M&A”) related services and higher pricing in the segment’s international arbitration practice due to staff and engagement mix. Adjusted Segment EBITDA was $18.4 million or 15.3 percent of segment revenues compared to $23.2 million or 20.5 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due largely to increased compensation expense related to extensions of employment contracts entered into with certain key senior client-service professionals.

Technology

Revenues in the Technology segment increased 21.8 percent to $62.4 million in the quarter compared to $51.2 million in the prior year quarter. The increase in revenues was primarily due to increased demand related to large scale complex global investigations. Adjusted Segment EBITDA was $17.8 million or 28.6 percent of segment revenues compared to $15.4 million or 30.0 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to an increase in the mix of lower margin services and investments in global data centers and operations support, business development, research and development and marketing activities.

Strategic Communications

Revenues in the Strategic Communications segment increased 7.5 percent to $46.6 million in the quarter compared to $43.3 million in the prior year quarter with 2.3 percent of the increase from favorable impacts of foreign currency translation. The remaining growth resulted from increased project work in the North America and Asia Pacific regions. Adjusted Segment EBITDA was $6.6 million or 14.2 percent of segment revenues compared to $4.0 million or 9.3 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to the mix of more profitable project work and reductions in overhead expenses.

Cash Position

Net cash provided by operating activities for the quarter was $97.6 million compared to $84.4 million in the prior year. Cash and cash equivalents were $178.8 million at September 30, 2014.

2014 Guidance

Based on current market conditions and the outlook for the remainder of the year, the Company has increased its prior guidance and now estimates that its revenue for 2014 will be between $1.755 billion and $1.770 billion and Adjusted EPS will be between $1.85 and $2.00.

Third Quarter 2014 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss third quarter 2014 financial results at 9:00 a.m. Eastern Time on October 30, 2014. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,200 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The company generated $1.65 billion in revenues during fiscal year 2013. More information can be found at www.fticonsulting.com.

Note: We define Segment Operating Income (Loss) as a segment’s share of consolidated operating income (loss). We define Total Segment Operating Income (Loss) as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income (Loss). Reconciliations of GAAP to non-GAAP financial measures are included elsewhere in this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2014	2013

Revenues	$451,178	$414,643

Operating expenses
Direct cost of revenues	293,244	255,152
Selling, general and administrative expense	102,461	94,513
Special charges	5,347	10,419
Acquisition-related contingent consideration	257	630
Amortization of other intangible assets	3,398	5,776
Goodwill impairment charge	—	83,752

	404,707	450,242

Operating income (loss)	46,471	(35,599)

Other income (expense)
Interest income and other	1,014	1,152
Interest expense	(12,634)	(12,814)

	(11,620)	(11,662)

Income (loss) before income tax provision	34,851	(47,261)

Income tax provision	12,329	3,360

Net income (loss)	$22,522	$(50,621)

Earnings (loss) per common share - basic	$0.57	$(1.29)

Earnings (loss) per common share - diluted	$0.55	$(1.29)

Weighted average common shares outstanding - basic	39,789	39,094

Weighted average common shares outstanding - diluted	40,819	39,094

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0	$(22,542)	$17,115

Total other comprehensive income (loss), net of tax	(22,542)	17,115

Comprehensive loss	$(20)	$(33,506)

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(in thousands, except per share data)

(unaudited)

	Nine Months Ended
	September 30,
	2014	2013

Revenues	$1,331,054	$1,236,434

Operating expenses
Direct cost of revenues	863,068	773,160
Selling, general and administrative expense	317,880	287,485
Special charges	14,711	10,846
Acquisition-related contingent consideration	(1,591)	(6,091)
Amortization of other intangible assets	11,466	17,293
Goodwill impairment charge	—	83,752

	1,205,534	1,166,445

Operating income	125,520	69,989

Other income (expense)
Interest income and other	3,465	1,702
Interest expense	(38,197)	(38,600)

	(34,732)	(36,898)

Income before income tax provision	90,788	33,091

Income tax provision	32,902	36,546

Net income (loss)	$57,886	$(3,455)

Earnings (loss) per common share - basic	$1.46	$(0.09)

Earnings (loss) per common share - diluted	$1.43	$(0.09)

Weighted average common shares outstanding - basic	39,637	39,212

Weighted average common shares outstanding - diluted	40,608	39,212

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0	$(10,120)	$(10,108)

Total other comprehensive income (loss), net of tax	(10,120)	(10,108)

Comprehensive income (loss)	$47,766	$(13,563)

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

					Average	Revenue-
		Adjusted			Billable	Generating
	Revenues	EBITDA	Margin	Utilization	Rate	Headcount
	(in thousands)					(at period end)

Three Months Ended September 30, 2014
Corporate Finance/Restructuring	$100,041	$15,534	15.5%	70%	$396	722
Forensic and Litigation Consulting	121,732	22,260	18.3%	68%	$323	1,135
Economic Consulting	120,494	18,426	15.3%	77%	$535	551
Technology (1)	62,359	17,835	28.6%	N/M	N/M	335
Strategic Communications (1)	46,552	6,605	14.2%	N/M	N/M	549

	$451,178	80,660	17.9%			3,292

Corporate		(17,265)

Adjusted EBITDA		$63,395	14.1%

Nine Months Ended September 30, 2014
Corporate Finance/Restructuring	$298,043	$45,618	15.3%	71%	$388	722
Forensic and Litigation Consulting	362,242	71,025	19.6%	71%	$323	1,135
Economic Consulting	344,572	49,499	14.4%	77%	$517	551
Technology (1)	183,142	50,287	27.5%	N/M	N/M	335
Strategic Communications (1)	143,055	15,168	10.6%	N/M	N/M	549

	$1,331,054	231,597	17.4%			3,292

Corporate		(57,103)

Adjusted EBITDA		$174,494	13.1%

Three Months Ended September 30, 2013
Corporate Finance/Restructuring	$93,981	$19,402	20.6%	64%	$396	732
Forensic and Litigation Consulting	113,068	25,362	22.4%	67%	$324	999
Economic Consulting	113,069	23,225	20.5%	79%	$512	528
Technology (1)	51,201	15,381	30.0%	N/M	N/M	297
Strategic Communications (1)	43,324	4,036	9.3%	N/M	N/M	617

	$414,643	87,406	21.1%			3,173

Corporate		(14,862)

Adjusted EBITDA		$72,544	17.5%

Nine Months Ended September 30, 2013
Corporate Finance/Restructuring	$289,775	$56,335	19.4%	66%	$407	732
Forensic and Litigation Consulting	318,912	56,925	17.8%	68%	$315	999
Economic Consulting	339,277	70,222	20.7%	84%	$509	528
Technology (1)	149,101	45,985	30.8%	N/M	N/M	297
Strategic Communications (1)	139,369	12,809	9.2%	N/M	N/M	617

	$1,236,434	242,276	19.6%			3,173

Corporate		(44,394)

Adjusted EBITDA		$197,882	16.0%

(1)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER, 2014 AND 2013

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income (loss)	$22,522	$(50,621)	$57,886	$(3,455)
Add back:
Special charges, net of tax effect (1)	3,154	6,847	8,676	7,100
Goodwill impairment charges (2)	—	83,752	—	83,752
Remeasurement of acquisition-related contingent consideration, net of tax effect (3)	—	—	(1,514)	(8,216)
Less:
Interim period impact of including goodwill impairment charges in the annual effective tax rate, net of tax	—	(10,805)	—	(10,805)

Adjusted Net Income	$25,676	$29,173	$65,048	$68,376

Earnings (loss) per common share – diluted	$0.55	$(1.29)	$1.43	$(0.09)
Add back:
Special charges, net of tax effect (1)	0.08	0.18	0.21	0.18
Goodwill impairment charges (2)	—	2.14	—	2.14
Remeasurement of acquisition-related contingent consideration, net of tax effect (3)	—	—	(0.04)	(0.21)
Less:
Interim period impact of including goodwill impairment charges in the annual effective tax rate, net of tax	—	(0.27)	—	(0.28)
Impact of denominator for diluted EPS (4)	—	(0.04)	—	(0.05)

Adjusted EPS – diluted	$0.63	$0.72	$1.60	$1.69

Weighted average number of common shares outstanding – diluted	40,819	40,244	40,608	40,385

(1)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rate for the adjustments related to special charges for the three and nine months ended September 30, 2014 was 41.0%. The tax expense related to the adjustment for special charges for the three and nine months ended September 30, 2014 was $2.2 million, or a $0.05 impact on diluted earnings per share, and $6.0 million, or a $0.15 impact on diluted earnings per share, respectively. The effective tax rates for the adjustments related to special charges for the three and nine months ended September 30, 2013 were 34.3% and 34.5%, respectively. The tax expense related to the adjustment for special charges for the three and nine months ended September 30, 2013 was $3.6 million, or a $0.09 impact on diluted earnings per share, and $3.7 million, or $0.10 impact on diluted earnings per share, respectively.
(2)	The goodwill impairment charge was non-deductible for income tax purposes and resulted in no tax benefit for the year ended December 31, 2013.
(3)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments related to the remeasurement of acquisition-related contingent consideration for the nine months ended September 30, 2014 was 36.5%. The tax expense related to the remeasurement of acquisition-related contingent consideration for the nine months ended September 30, 2014 was $0.9 million, or a $0.02 impact on diluted earnings per share. The adjustment related to remeasurement of acquisition-related contingent consideration for the nine months ended September 30, 2013 was not taxable. There were no adjustments related to remeasurement of acquisition-related contingent consideration for the three months ended September 30, 2014 and 2013.
(4)	For the three and nine months ended September 30, 2013, the Company reported a net loss. For those periods, the number of basic weighted average common shares outstanding equals the number of diluted weighted average common shares outstanding for purposes of calculating GAAP earnings per share because potentially dilutive securities would be antidilutive. For non-GAAP purposes, the total per share and share amounts presented herein reflect the impact of the inclusion of share-based awards that are considered dilutive based on the impact of the add backs included in Adjusted Net Income above.

RECONCILIATION OF NET INCOME AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

Three Months Ended September 30, 2014	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total

Net income							$22,522
Interest income and other							(1,014)
Interest expense							12,634
Income tax provision							12,329

Operating income	$13,406	$20,276	$17,245	$13,741	$4,875	$(23,072)	$46,471
Depreciation and amortization	869	1,023	934	3,857	610	886	8,179
Amortization of other intangible assets	1,175	653	235	218	1,117	—	3,398
Special charges	84	308	12	19	3	4,921	5,347

Adjusted EBITDA	$15,534	$22,260	$18,426	$17,835	$6,605	$(17,265)	$63,395

Nine Months Ended September 30, 2014

Net income							$57,886
Interest income and other							(3,465)
Interest expense							38,197
Income tax provision							32,902

Operating income	$39,081	$66,517	$46,515	$37,712	$9,910	$(74,215)	$125,520
Depreciation and amortization	2,514	3,057	2,996	11,902	1,884	2,827	25,180
Amortization of other intangible assets	4,601	2,077	763	654	3,371	—	11,466
Special charges	84	308	12	19	3	14,285	14,711
Remeasurement of acquisition-related contingent consideration	(662)	(934)	(787)	—	—	—	(2,383)

Adjusted EBITDA	$45,618	$71,025	$49,499	$50,287	$15,168	$(57,103)	$174,494

Three Months Ended September 30, 2013	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total

Net income (loss)							$(50,621)
Interest income and other							(1,152)
Interest expense							12,814
Income tax provision							3,360

Operating income (loss)	$10,590	$21,915	$21,708	$9,755	$(81,490)	$(18,077)	$(35,599)
Depreciation and amortization	919	997	979	3,642	575	1,084	8,196
Amortization of other intangible assets	1,562	512	523	1,982	1,197	—	5,776
Special charges	6,331	1,938	15	2	2	2,131	10,419
Goodwill	—	—	—	—	83,752	—	83,752

Adjusted EBITDA	$19,402	$25,362	$23,225	$15,381	$4,036	$(14,862)	$72,544

Nine Months Ended September 30, 2013

Net income (loss)							$(3,455)
Interest income and other							(1,702)
Interest expense							38,600
Income tax provision							36,546

Operating income (loss)	$48,725	$52,194	$66,233	$29,129	$(76,369)	$(49,923)	$69,989
Depreciation and amortization	2,541	2,958	2,647	10,888	1,898	3,286	24,218
Amortization of other intangible assets	4,945	1,603	1,331	5,952	3,462	—	17,293
Special charges	6,399	2,111	11	16	66	2,243	10,846
Goodwill	—	—	—	—	83,752	—	83,752
Remeasurement of acquisition-related contingent consideration	(6,275)	(1,941)	—	—	—	—	(8,216)

Adjusted EBITDA	$56,335	$56,925	$70,222	$45,985	$12,809	$(44,394)	$197,882

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Operating activities
Net income (loss)	$57,886	$(3,455)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,318	24,218
Amortization of other intangible assets	11,466	17,293
Goodwill impairment charge	—	83,752
Acquisition-related contingent consideration	(1,591)	(6,091)
Provision for doubtful accounts	11,896	10,404
Non-cash share-based compensation	18,930	22,544
Non-cash interest expense	2,020	2,024
Other	(358)	(286)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(107,847)	(72,266)
Notes receivable	(18,266)	(9,644)
Prepaid expenses and other assets	7,099	(2,313)
Accounts payable, accrued expenses and other	10,538	16,822
Income taxes	8,315	12,989
Accrued compensation	(16,958)	13,198
Billings in excess of services provided	11,031	(5,383)

Net cash provided by operating activities	20,479	103,806

Investing activities
Payments for acquisition of businesses, net of cash received	(15,684)	(40,766)
Purchases of property and equipment	(31,797)	(22,994)
Other	69	24

Net cash used in investing activities	(47,412)	(63,736)

Financing activities
Payments of long-term debt	(6,014)	(6,000)
Purchase and retirement of common stock	(4,367)	(48,769)
Net issuance of common stock under equity compensation plans	(29)	6,208
Deposits	12,956	—
Other	(1,036)	(800)

Net cash provided by (used in) financing activities	1,510	(49,361)

Effect of exchange rate changes on cash and cash equivalents	(1,632)	432

Net decrease in cash and cash equivalents	(27,055)	(8,859)
Cash and cash equivalents, beginning of period	205,833	156,785

Cash and cash equivalents, end of period	$178,778	$147,926

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(in thousands, except per share amounts)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$178,778	$205,833
Accounts receivable:
Billed receivables	401,696	352,411
Unbilled receivables	305,572	233,307
Allowance for doubtful accounts and unbilled services	(141,611)	(109,273)

Accounts receivable, net	565,657	476,445
Current portion of notes receivable	28,757	33,093
Prepaid expenses and other current assets	54,045	61,800
Current portion of deferred tax assets	29,731	26,690

Total current assets	856,968	803,861
Property and equipment, net of accumulated depreciation	83,520	79,007
Goodwill	1,213,809	1,218,733
Other intangible assets, net of amortization	80,913	97,148
Notes receivable, net of current portion	126,561	108,298
Other assets	53,120	57,900

Total assets	$2,414,891	$2,364,947

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$99,857	$126,886
Accrued compensation	200,513	222,738
Current portion of long-term debt	6,000	6,014
Billings in excess of services provided	39,492	28,692

Total current liabilities	345,862	384,330
Long-term debt, net of current portion	705,000	711,000
Deferred income taxes	152,583	137,697
Other liabilities	98,147	89,661

Total liabilities	1,301,592	1,322,688

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 41,027 (2014) and 40,526 (2013)	410	405
Additional paid-in capital	385,591	362,322
Retained earnings	788,507	730,621
Accumulated other comprehensive loss	(61,209)	(51,089)

Total stockholders’ equity	1,113,299	1,042,259

Total liabilities and stockholders’ equity	$2,414,891	$2,364,947